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EXHIBIT 1.1

EXECUTION COPY

MARATHON OIL CORPORATION
COMMON STOCK (PAR VALUE $1.00 PER SHARE)
UNDERWRITING AGREEMENT

March 25, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated,
    As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

        From time to time Marathon Oil Corporation, a Delaware corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the shares specified therein) the number of shares of its common stock, par value $1.00 per share (the "Shares") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Firm Shares"). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of shares specified in such Pricing Agreement (the "Optional Shares"), as provided in Section 3 hereof. The Firm Shares and the Optional Shares, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Designated Shares."

        The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto.

        1.     Particular sales of Designated Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the Underwriters to purchase the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall specify the aggregate number of Firm Shares, the maximum number of Optional Shares, if any, the initial public offering price of such Firm and Optional Shares or the manner of determining such price, the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares, the names of the Representatives of such Underwriters, the number of such Designated Shares to be purchased by each Underwriter and the date, time and manner of delivery of such Firm Shares and Optional Shares, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Shares. A Pricing

Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

        2.     The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)   A registration statement on Form S-3 (File No. 333-99223) in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives, have been declared effective by the Commission in such form; no other document with respect to such registration statement and no other document required to be incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than documents filed prior to the date hereof and documents permitted to be filed pursuant to Section 5(a) hereof); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"); the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; if it is contemplated, at the time the Pricing Agreement is executed, that a registration statement or a post-effective amendment will be filed pursuant to Rule 462(b) or Rule 462(d) under the Act, the term "Registration Statement" as used in this Agreement includes such registration statement; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Shares in the form in which it is first used to confirm sales of the Designated Shares and filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof (such Prospectus also called, the "Final Prospectus"), including any documents incorporated by reference therein as of the date of such filing;

          (b)   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Final Prospectus relating to such Shares;

          (c)   The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Final Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Final Prospectus relating to such Shares;

          (d)   Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development likely to result in a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Final Prospectus;

          (e)   The Company and each of its subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized, with all requisite corporate or other entity power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

          (f)    The Company has an authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (g)   The Designated Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement and the Pricing Agreement with respect to such Designated Shares, such Designated Shares will be validly issued, fully paid and non-assessable, and the issuance of such Designated Shares will not be subject to any preemptive or similar rights;

          (h)   This Agreement has been duly authorized, executed and delivered by the Company;

          (i)    The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated (i) will not result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company, (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole and (iii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities and Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (j)    Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or by others;

          (k)   To the best of the Company's knowledge, PricewaterhouseCoopers LLP, who have certified the financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act; and

          (l)    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        3.     Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representatives of the release of such Designated Shares, the several Underwriters propose to offer such Designated Shares for sale upon the terms and conditions set forth in the Final Prospectus. The Company may specify in the Pricing Agreement applicable to any Designated Shares that the Company thereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares set forth in such Pricing Agreement, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised in whole or in part, from time to time (but not more than twice), by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

        The number of Optional Shares to be added to the number of Firm Shares to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Shares shall be, in each case, the number of Optional Shares which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Shares to be so added shall be, in each case, that proportion of Optional Shares which the number of Firm Shares to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Shares (rounded as the Representatives may determine to the nearest 100 shares). The total number of Designated Shares to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Shares set forth in Schedule I to such Pricing Agreement plus the aggregate number of Optional Shares which the Underwriters elect to purchase.

        4.     Certificates for the Firm Shares and the Optional Shares, if any, to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by electronic funds transfer in the funds specified in such Pricing Agreement, (i) with respect to the Firm Shares, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "First Time of Delivery" and (ii) with respect to the Optional Shares, if any, at the place and time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, each herein called a "Subsequent Time of Delivery". Each such time and date for delivery is herein called a "Time of Delivery".

        5.     The Company agrees with each of the Underwriters of any Designated Shares:

          (a)   To prepare the Final Prospectus in relation to the applicable Designated Shares in a form approved by the Representatives and to file such Final Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Shares or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Final Prospectus after the date of the Pricing Agreement relating to such Designated Shares and prior to any Time of Delivery for such Designated Shares to which the Representatives for such Designated Shares shall reasonably object promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after any Time of Delivery and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or

  15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Shares, of the suspension of the qualification of such Designated Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Shares or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

          (b)   Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

          (c)   To furnish the Underwriters with copies of the Final Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Shares and if at such time any event shall have occurred as a result of which the Final Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance;

          (d)   To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

          (e)   That the Company will not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, any subsidiary of the Company, any person in contractual privity with the Company, or any person listed on Annex VI hereto) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of common stock of the Company; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of any Pricing Agreement; provided, however, that the Company may issue and sell the Designated Shares, issue and sell shares of its common stock or grant options to purchase shares of its common stock (including related stock appreciation rights) pursuant to any employee benefit plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date of such Pricing Agreement and the Company may issue shares of its common stock issuable upon the conversion of securities or the exercise of options, stock appreciation rights or warrants outstanding as of the date of such Pricing Agreement; provided further, that the Company may agree to issue and transfer shares representing no more than $315 million in the aggregate of its common stock, and may file a registration statement with the Commission relating to such issuance and transfer, pursuant to the Master Agreement, dated as of March 18, 2004, to which the Company is a party, and in connection with the transactions contemplated thereby; and

          (f)    That the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        6.     The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent or registrar in connection with the sale of the Shares; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as otherwise agreed by the Company and the Underwriters and except as specifically provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        7.     The obligations of the Underwriters of any Designated Shares under the Pricing Agreement relating to such Designated Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Shares are, at and as of each Time of Delivery for such Designated Shares, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Final Prospectus in relation to the applicable Designated Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

          (b)   Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated each Time of Delivery for such Designated Shares, as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   The Company shall have requested and caused counsel for the Company to furnish to the Representatives written opinions, dated each Time of Delivery for such Designated Shares, in substantially the form attached hereto as Annexes III and IV, which opinions must be in form and substance reasonably satisfactory to the Representatives;

          (d)   On the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and on the date of each Pricing Agreement, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Final Prospectus or Registration Statement shall have furnished to the Representatives a letter (the "Initial Letter"), dated such date, to the effect set forth in Annex II hereto and as to such other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives;

          (e)   At each Time of Delivery for such Designated Shares, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act, (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three business days prior to the date of such letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter;

          (f)    On or after the date and time that the Pricing Agreement relating to the Designated Shares is executed by the parties thereto, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Prospectus the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Designated Shares;

          (g)   On or after the date and time that the Pricing Agreement relating to the Designated Shares is executed by the parties thereto (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (h)   On or after the date and time that the Pricing Agreement relating to the Designated Shares is executed by the parties thereto there shall not have occurred any of the following: (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange; (ii) there shall have been a suspension or material limitation in trading in securities generally on the New York Stock Exchange or minimum prices shall have been established on such exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption of securities settlement or clearance services; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any similar substantial national or international calamity or emergency or any material adverse change in financial markets, if the effect of any such event specified in this clause in the judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Shares;

          (i)    The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Shares a certificate or certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request;

          (j)    The Designated Shares at such Time of Delivery shall have been duly listed on the New York Stock Exchange;

          (k)   As of the date of Pricing Agreement relating to such Designated Shares, the Company shall have furnished to the Representatives a letter, addressed to the Representatives, substantially in the form of Annex V hereto, from each of the parties listed on Annex VI hereto; and

          (l)    The Company shall have furnished or caused to be furnished to the Representatives such further certificates as have been previously agreed with the Representatives.

        If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, the applicable Pricing Agreement and all obligations of the Underwriters thereunder may be canceled at, or at any time prior to, the applicable Time of Delivery by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 7 shall be delivered at the time and place specified in the Pricing Agreement relating to the Designated Shares.

        8.     (a) The Company agrees to indemnify and hold harmless each Underwriter and each of its directors and officers, each of its affiliates that participates in the offering and distribution of the Designated Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein; provided, further, that the foregoing indemnification, to the extent it relates to any actual or alleged untrue statement or omission made in or from any Preliminary Prospectus but eliminated or remedied in the Final Prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting such untrue statement or omission purchased offered Shares if a copy of the Final Prospectus (excluding documents incorporated therein by reference) was not sent or given to such person at or prior to the written confirmation of the sale of such offered Shares to such person if the Company has previously furnished copies thereof to such Underwriter.

          (b)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each of its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 8 consist of any Underwriter, or any of their respective directors, officers, affiliates that participate in the offering and distribution of the Designated Shares or controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company or any of the Company's directors, officers or controlling persons. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is unavailable for any reason, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from such offering (before deducting expenses) received by the Company and the relative benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated

  Shares and not joint. For the purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director and officer of an Underwriter, and each affiliate of an Underwriter that participates in the offering and distribution of the Designated Shares, shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).

          (e)   The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have.

        9.     (a) If any Underwriter shall default in its obligation to purchase the Firm Shares or Optional Shares, if any, which it has agreed to purchase under the Pricing Agreement relating to such Designated Shares, the Representatives may in their discretion arrange for themselves or another party or other parties reasonably satisfactory to the Company to purchase such Designated Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Shares or Optional Shares, if any, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Shares, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which the majority in interest of the Underwriters (including the Representatives) may reasonably determine are thereby necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Shares.

          (b)   If, after giving effect to any arrangements for the purchase of the Firm Shares and/or Optional Shares, if any, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Designated Shares which remains unpurchased does not exceed one-tenth of the aggregate number of Firm Shares and/or Optional Shares to be purchased at the applicable Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Shares and/or Optional Shares, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Designated Shares which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Shares and/or Optional Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)   If, after giving effect to any arrangements for the purchase of the Firm Shares and/or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Shares which remains unpurchased exceeds one-tenth of the aggregate number of Firm Shares and/or Optional Shares to be purchased at the applicable Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Shares of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Shares shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares. The provisions of Sections 6 and 8 hereof shall survive the termination or cancelation of this Agreement.

        11.   If the sale of the Designated Shares provided for by the Pricing Agreement is not consummated for any reason (other than (x) a breach by any Underwriter of its obligations hereunder, (y) a termination pursuant to Section 9 hereof or (z) a termination pursuant to Section 7(h)(ii), Section 7(h)(iii) or Section 7(h)(iv) hereof), the Company will reimburse the Underwriters severally, through the Representatives, for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Shares, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Shares, except that the provisions of Sections 6 and 8 hereof shall survive. If the sale of the Designated Shares provided for by the Pricing Agreement is not consummated due to (x) a breach by any Underwriter of its obligations hereunder, (y) a termination pursuant to Section 9 hereof or (z) a termination pursuant to Section 7(h)(ii), Section 7(h)(iii) or Section 7(h)(iv) hereof, the Underwriters will be responsible for all out-of-pocket expenses that shall have been incurred by them in connection with the purchase and sale of the Designated Shares, except that the provisions of Sections 6 and 8 hereof shall survive.

        12.   In all dealings hereunder, the Representatives of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 5555 San Felipe Road, Houston, Texas 77056-2723, or by facsimile to (713) 296-4375: Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13.   This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing

Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14.   Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington D.C. is open for business.

        15.   This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16.   This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        17.   Each of the Underwriters hereby covenants and agrees that it will not distribute the Shares in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Shares under the laws of any Province or Territory in Canada. It is understood that the form of prospectus used in connection with any distribution of Shares in any Province or Territory of Canada shall include the Prospectus.

        If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof.

Very truly yours,
Marathon Oil Corporation
By:	/s/ WILLIAM F. SCHWIND, JR.
	Name: Title:	William F. Schwind, Jr. Vice President, General Counsel and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ JAMES C.V. ROGERS Authorized Signatory
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ DAVID SCHWARZBACH Authorized Signatory
For each of themselves and the other several Underwriters named in Schedule I to the applicable Pricing Agreement.

ANNEX I

FORM OF PRICING AGREEMENT

, 20

[Name(s) and Address(es)
of Representative(s)]

As Representatives of the several
Underwriters named in Schedule I
hereto,

Dear Sirs:

        Marathon Oil Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [    ] (the "Underwriting Agreement"), between the Company on the one hand and [    ] and [    ], as representatives, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the shares of its common stock, par value $1.00 per share, specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares only. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

        The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

        The documents required to be delivered by Section 7 of the Underwriting Agreement shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, at the Time of Delivery.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, [(a)] the Company agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto [and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, that portion of the number of Optional Shares as to which such election shall have been exercised].

        [The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised in whole or in part, from time to time (but not more than twice), by written notice from the Representatives to the Company given within a period of [    ] calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two (2) or later than ten (10) business days after the date of such notice.].

        If the foregoing is in accordance with your understanding, please sign and return to us [    ] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,
Marathon Oil Corporation
By:	Name: Title:

I-2

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
CITIGROUP GLOBAL MARKETS INC.
By:	Authorized Signatory
MORGAN STANLEY & CO. INCORPORATED
By:	Authorized Signatory
For themselves and the other several Underwriters named in Schedule I to this Pricing Agreement

I-3

SCHEDULE I—UNDERWRITERS

UNDERWRITER	NUMBER OF FIRM SHARES TO BE PURCHASED	MAXIMUM NUMBER OF OPTIONAL SHARES WHICH MAY BE PURCHASED
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
[Underwriter]
[Underwriter]
Total

SCHEDULE II

TITLE OF DESIGNATED SHARES:

        Common Stock, par value $1.00 per share

NUMBER OF DESIGNATED SHARES:

        Number of Firm Shares:

        Maximum Number of Optional Shares:

INITIAL OFFERING PRICE TO PUBLIC:

        [$........ per Share] [Formula]

PURCHASE PRICE BY UNDERWRITERS:

        [$........per Share] [Formula]

FORM OF DESIGNATED SHARES:

  Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of the Representatives.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

        Federal (same-day) funds

TIME OF DELIVERY:

        [10:00 a.m.] (New York City time), [                            ], 20[    ]

CLOSING LOCATION:

  Simpson Thacher & Bartlett LLP
  425 Lexington Avenue
  New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

  Citigroup Global Markets Inc.
  388 Greenwich Street
  New York, New York 10013

  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

ADDRESS FOR NOTICES, ETC.:

  Citigroup Global Markets Inc.
  388 Greenwich Street
  New York, New York 10013
  Attention: [          ]
  Facsimile: [          ]

  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036
  Attention: [          ]
  Facsimile: [          ]

ANNEX II

        Pursuant to Section 7(d) of the Underwriting Agreement, the Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, a letter, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder [and that they have performed a review of the unaudited interim financial information of the Company for the [    ]-month period ended [    ], and as at [    ] in accordance with Statement on Auditing Standards No. 100], and stating in effect that:

            (i)  in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

           (ii)  on the basis of: [a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the [    ]-month period ended [    ], and as at [    ] incorporated by reference in the Registration Statement and the Final Prospectus;] carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 20[    ], nothing came to their attention which caused them to believe that:

            [(1)  any unaudited condensed interim financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to unaudited condensed interim financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited condensed interim financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;]

            (2)   with respect to the period subsequent to [    ], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company as compared with the amounts shown on the [    ] consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, except in all instances for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

            (3)   the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii)  they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation set forth in the Registration Statement and the Final Prospectus and in Exhibit 12.1 to the Registration Statement, including the information set forth in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's most recently filed Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus; and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records or computations made therefrom of the Company and its subsidiaries, excluding any questions of legal interpretation.

II-2

ANNEX III

FORM OF IN-HOUSE COUNSEL'S OPINION

[    ]

[    ], As Representatives of the several Underwriters

c/o [    ]

Ladies and Gentlemen:

        I am the General Counsel of Marathon Oil Corporation, a Delaware corporation (the "Company"). I am furnishing this opinion under Section 7(c) of the Underwriting Agreement dated March [    ], 2004 (the "Underwriting Agreement") that is incorporated by reference into the Pricing Agreement dated [            ] (the "Pricing Agreement") by and between the Company and the several Underwriters named in Schedule I to the Pricing Agreement (the "Underwriters"), relating to the issuance and sale by the Company to the Underwriters of [                        ] shares of common stock, par value $1.00 per share, of the Company (the "Shares").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-99223) relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance therewith and the rules and regulations of the Commission thereunder, of securities of the Company, including the Shares. That registration statement, which the Company filed with the Commission on September 6, 2002, at the time that it became effective, including all documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated September 13, 2002, together with the Company's prospectus supplement, dated [                ], 2004, each as filed with the Commission in accordance with Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

        I have, or attorneys under my supervision have, examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and by-laws, each as amended to date, of the Company, the Registration Statement, the Prospectus, the Underwriting Agreement, the Pricing Agreement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, oral representations of the Company's employees, statutes and other instruments and documents, as a basis for the opinions I hereinafter express. In giving these opinions, I have relied on certificates of representatives of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and I have assumed that all signatures on documents I have examined are genuine, all documents submitted to me as originals are authentic, all documents submitted to me as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

        On the basis of the foregoing and subject to the assumptions, limitations and qualifications I set forth herein, I am of the following opinions:

        1.     The authorized capital stock of the Company is comprised of 550,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), and 26,000,000 shares of preferred stock, no par value ("Preferred Stock"). No shares of Preferred Stock have been issued. All the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

        2.     Each subsidiary of the Company listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (each a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and each Subsidiary has full corporate or other power and authority to own its properties and to conduct its business as described in the Prospectus [as amended or supplemented]. All the outstanding shares of capital stock or other equity ownership interests of each of the Subsidiaries which the Prospectus indicates are owned by the Company, directly or indirectly through one or more Subsidiaries, to my knowledge, after due inquiry, free and clear of any perfected security interest and any other material security interest, claim, lien or encumbrance (other than restrictions on transfer contained in the Company's joint venture agreements).

        3.     When issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, the issuance of the Designated Shares will not be subject to any preemptive or similar rights pursuant to the Company's certificate of incorporation or any agreement or contract to which the Company is a party.

        4.     I do not know of (a) any pending or threatened legal or governmental proceedings involving the Company or any Subsidiary that are required to be disclosed in the Prospectus, or any amendment or supplement thereto, which are not disclosed in the Prospectus or (b) any franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements included or incorporated by reference in the Prospectus under the headings "Description of Capital Stock" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

        5.     The issuance and sale of the Shares, the consummation of any of the other transactions contemplated by the Pricing Agreement and the compliance by the Company with the terms of the Pricing Agreement will not conflict with, or result in a breach or violation of or the imposition of any lien, charge or encumbrance on any property or assets of the Company or any Subsidiary under, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or bound or to which its or their property is subject, except for any such conflicts, breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole or (ii) to my knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or that Subsidiary or any of its properties, except for such conflicts, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

        6.     The documents incorporated by reference in the Prospectus as amended or supplemented (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial, reserve engineering and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment), as of the respective dates on which they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

        7.     No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

        I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I have not undertaken to determine independently, and do not assume any

III-2

responsibility for, the accuracy, completeness or fairness of the statements the Registration Statement or the Prospectus contains, I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement (other than (a) the financial statements and schedules (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial, reserve engineering and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment, and it being understood that I am making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial, reserve engineering and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In this letter, phrases such as "to my knowledge" and those with equivalent wording refer to my conscious awareness without any independent investigation.

        I am licensed to practice law in the State of Texas. The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable federal law. I am providing this opinion in my capacity as General Counsel of the Company and not in my individual capacity as a lawyer.

        I am furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Pricing Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and I disclaim any obligation to update it.

Very truly yours,

III-3

ANNEX IV

FORM OF OUTSIDE COUNSEL'S OPINION

[Letterhead of Baker Botts L.L.P.]

                                [    ]

[    ], As Representatives of the several Underwriters

c/o [    ]

Ladies and Gentlemen:

        We are furnishing this opinion letter to you at the request of Marathon Oil Corporation, a Delaware corporation (the "Company"), under Section 7(c) of the Underwriting Agreement dated March [    ], 2004 (the "Underwriting Agreement") that is incorporated by reference into the Pricing Agreement dated [            ] (the "Pricing Agreement") by and between the Company and the several Underwriters Schedule I to the Pricing Agreement names (the "Underwriters"), relating to the sale by the Company to the Underwriters of [                        ] shares of common stock, par value $1.00 per share, of the Company (the "Shares").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-99223) relating to the registration under the Securities Act of 1933 (the "1933 Act"), and the offering thereof from time to time in accordance therewith, including the Shares. That registration statement, which the Company filed with the Commission on September 6, 2002, at the time that it became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the Company's prospectus dated September 13, 2002, together with the Company's prospectus supplement, dated [                ], 2004, each as filed with the Commission in accordance with Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

        We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and by-laws, each as amended to date, of the Company (the "Charter Documents"), the Registration Statement, the Prospectus, the Underwriting Agreement, the Pricing Agreement, the form of the Shares, corporate records of the Company, including minute books of the Company it has furnished to us, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions we hereinafter express. In giving these opinions, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In giving the opinions set forth in paragraphs 4 and 8 below, we have relied on oral advice of the staff of the Commission that the Commission has declared the Registration Statement effective under the 1933 Act.

        On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

        1.     The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct the business of the Marathon Group as described in the Prospectus [as amended or supplemented].

        2.     The Company has duly authorized, executed and delivered each of the Underwriting Agreement and the Pricing Agreement.

        3.     The Shares have been duly authorized by the Company. When issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and the

Pricing Agreement, the Designated Shares will be validly issued, fully paid and non-assessable. The Shares conform, as to legal matters, in all material respects to the description thereof in the Prospectus [as amended or supplemented].

        4.     The issuance and sale of the Shares, the consummation of any of the other transactions contemplated by the Pricing Agreement and the compliance by the Company with the terms of the Pricing Agreement will not result in any violation of (a) the Charter Documents, (b) the terms of any agreement or instrument to which the Company or any Subsidiary is a party or bound or to which its or their property is subject and listed on Schedule I hereto or (c) the laws of the State of New York or Texas, the General Corporation Law of the State of Delaware or the Federal laws of the United States.

        5.     No consent, approval, authorization or order of, or registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its properties is required on the part of the Company under any applicable law for its issuance and sale of the Shares or its consummation of the other transactions the Pricing Agreement contemplates, except such as have been obtained under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as state securities or Blue Sky laws may require in connection with the purchase and distribution of the Shares by the Underwriters.

        6.     The Registration Statement and the Prospectus and any amendments and supplements thereto (in each case, exclusive of any documents incorporated by reference therein) made by the Company prior to the date hereof, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act.

        7.     The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any filing of the Prospectus Rule 424(b) under the 1933 Act requires has been timely made in accordance with that rule.

        8.     We do not know of any pending or threatened legal or governmental proceedings with respect to the Company that are required to be disclosed in the Prospectus [as amended or supplemented], or any amendment or supplement thereto, which are not disclosed in the Prospectus [as amended or supplemented].

        9.     The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus as amended or supplemented, will not be an "investment company" as the Investment Company Act of 1940 defines that term.

        We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements the Registration Statement or the Prospectus contains (except to the extent set forth in the last sentence of paragraph 3 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In paragraph 6 above and in this paragraph, references to the Registration Statement or the Prospectus do not include references to any of the following, as to which we have not been asked to comment, which the Registration Statement or the Prospectus contains or incorporates by reference or omits: (a) the financial statements, including the notes and schedules, if

IV-2

any thereto, or the auditor's reports on the audited portions thereof, (b) the other accounting, financial, reserve engineering and statistical information, (c) any statement or representation in any exhibit to the Registration Statement.

        In this letter, references to federal statutes include all amendments thereto and all rules and regulations of the Commission thereunder, in each as in effect on the date hereof.

        In paragraph 8 of this letter, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared or signed this letter or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Pricing Agreement, without any independent investigation by any lawyer of this Firm.

        Except as we otherwise expressly state, we limit our opinions in this letter in all respects to matters of the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware.

        We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Pricing Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it.

Very truly yours,

IV-3

ANNEX V

FORM OF LOCK-UP AGREEMENT

[Letterhead of officer or director of Company]

Marathon Oil Corporation
 Public Offering of Common Stock

, 20

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the Underwriting Agreement and Pricing Agreement (collectively, the "Underwriting Agreement"), between Marathon Oil Corporation, a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of shares of common stock, $1.00 par value (the "Common Stock"), of the Company.

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned, any affiliate of the undersigned or any person in contractual privity with the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Pricing Agreement, other than shares of Common Stock disposed of as bona fide gifts; provided, however, that nothing herein shall prevent the undersigned from (i) offering, selling, contracting to sell, pledging or otherwise disposing (including engaging in any transaction deemed to be a disposal) of any shares of Common Stock acquired upon the exercise of any option or stock appreciation right that the undersigned holds as of the date of the Pricing Agreement and that expires by its terms during such 90-day period; or (ii) satisfying any tax obligation incurred upon the vesting of restricted shares of Common Stock during such 90-day period which may be effected through a net settlement of such vested shares of Common Stock.

        If for any reason the Underwriting Agreement shall be terminated prior to the Time of Delivery (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,
[Signature of officer or director]
[Name and address of officer or director]

ANNEX VI

PARTIES DELIVERING LOCK-UP AGREEMENTS

Albert G. Adkins
Philip G. Behrman
Charles F. Bolden
Clarence P. Cazalot, Jr.
Janet F. Clark
David A. Daberko
William L. Davis
Gary R. Heminger
Steven B. Hinchman
Jerry Howard
Shirley Ann Jackson
Alard Kaplan
Phillip Lader
Charles R. Lee
Steve J. Lowden
Kenneth L. Matheny
Garry L. Peiffer
Dennis H. Reilley
Paul C. Reinbolt
Seth E. Schofield
William F. Schwind, Jr.
Thomas J. Usher
Douglas C. Yearley

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